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                                 EXECUTION COPY


                             STOCKHOLDERS' AGREEMENT


         THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of December 29, 1995, is by and among U.S. Vision, Inc., a Pennsylvania corporation (formerly, Royal International Optical, Inc., the "Company"), certain holders of capital stock of the Company listed on Schedule I hereto (the "Securityholders"), each of which owns that number of shares of Series C Cumulative Convertible Preferred Stock of the Company, $0.01 par value per share (the "Series C Preferred Stock"), Common Stock of the Company, par value $10.00 per share (the "Common Stock"), warrants to acquire shares of Common Stock (the "Warrants"), and options to acquire shares of Common Stock (the "Options"), as set forth opposite such Securityholder's name on Schedule I hereto. The shares of Common Stock, shares of Series C Preferred Stock, Warrants, Options and shares of Common Stock issuable upon the exercise of the Warrants and the Options and conversion of the Series C Preferred Stock are hereinafter collectively called, the "Securities".

                                    RECITALS

         WHEREAS, each of Grotech Partners III, L.P., Grotech III Companion Fund, L.P., Grotech III Pennsylvania Fund, L.P., Grotech Partners IV, L.P., Keystone Venture IV, L.P., Stolberg Partners, L.P., Penn Janney Fund, Inc., Needham Capital Partners, L.P., Richard K. McDonald, M&M General Partnership and Constitution Partners I, L.P. was formerly a general partner of Royal Acquisition Associates Partnership, a Maryland general partnership ("RAAP"), that was dissolved as of the date hereof and that has distributed the Securities formerly held by it to said general partners;

         WHEREAS, William A. Schwartz, Jr., Gayle E. Schmidt, George E. McHenry, Jr., James M. McGrath, and Reid V. Eikner (each, an "Executive Officer") are executive officers of the Company; and

         WHEREAS, with respect to this Agreement, the Company and the Securityholders desire to enter into this Agreement among themselves to assure continuity in the ownership and management of the Company, to set forth their rights and obligations as holders of the Company's Securities and to provide a market and a purchase price for the Securities owned by them upon the occurrence of certain events.

         NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. RECITALS. The Recitals hereto are specifically incorporated by reference herein and made a part hereof.
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         SECTION 2. PURCHASE AND SALE. The Securityholders hereby agree to purchase, sell or redeem, as applicable, the Securities in the manner and upon the terms provided in this Agreement. Except if made in accordance with the terms and conditions of this Agreement, the Company's Articles of Incorporation (the "Articles") and pursuant to applicable federal and state securities laws, no purchase, sale, gift, endorsement, assignment (including an assignment of voting rights), transfer, pledge, encumbrance or other disposition, whether voluntary, involuntary or by operation of law, including, without limitation, any transfer pursuant to the death or mental incapacity of a Securityholder or a divorce decree (hereinafter collectively referred to as, a "Transfer"), of any Securities by any Securityholder shall be valid and binding; provided, however, that (a) any Executive Officer shall be permitted to transfer his Securities to immediate family members (that is, the Executive Officer's spouse, son, daughter, grandchild and their respective spouses) or a trust for the benefit of family members for estate planning purposes (a "Family Transfer"), and (b) any other Securityholder may Transfer its Securities to one or more of its affiliates; provided, further, that in either such event, the Securities so transferred shall remain subject to the provisions of this Agreement. The transferee of any Securities or rights therein shall, as a condition precedent to the validity, and the recognition by the Company, of such Transfer, become a party to this Agreement. Any transfer prohibited by this Agreement or the attempted bad faith Transfer of any Securities for the purpose of evading the provisions of this Agreement shall be null and void.

         SECTION 3. TRANSFERS OF SECURITIES.

                  (a) Except as otherwise provided in this Agreement, the Securityholders agree that each will not Transfer any of his respective Securities, except upon the compliance by him with the provisions of this Agreement.

                  (b) Offer From a Third Party.

                           (i) If a Securityholder (the "Transferring
         Securityholder") receives a bona fide offer that the Transferring Securityholder is willing to accept from an independent third party that is not an affiliate of the Transferring Securityholder to purchase all or any of the Securities then beneficially owned by the Transferring Securityholder, the Transferring Securityholder shall first offer in writing (the "First Offer") to sell such Securities (the "Offered Securities") to the Company at the price and on the terms on which the Transferring Securityholder proposes to transfer the Offered Securities to the proposed third-party transferee. The First Offer shall set forth (A) the number of shares of the Offered Securities, (B) the name and address of the proposed transferee, (C) the amount of consideration to be received by the Transferring Securityholder in the proposed sale of the Offered Securities to the third party transferee and (D) the method of proposed payment. A copy of the First Offer shall also be sent to the Securityholders. The Company shall have the option



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         to acquire all or any of the shares of Offered Securities at the price and upon the terms provided in the First Offer. The Company shall have the right to exercise its option for a period of thirty (30) days (the "First Option Period") following its receipt of the First Offer by notifying the Transferring Securityholder in writing of its intention to purchase at Closing (as defined in Section 5 hereof) all or any shares of the Offered Securities.

                           (ii) If the Company does not accept the First Offer to purchase all of the shares of Offered Securities within the period of thirty (30) days provided above in Section 3(b)(i), the Transferring Securityholder, immediately thereafter, shall be deemed to have made an offer (the "Second Offer") to sell any remaining shares of the Offered Securities to the Securityholders, at the same price and on the same terms as contained in the First Offer. The Securityholders shall have the option to acquire all or any of the remaining shares of Offered Securities at the price and upon the terms provided in the First Offer. The Securityholders shall have the option, within thirty (30) days following the expiration of the First Option Period, to accept the Transferring Securityholder's Second Offer by notifying the Transferring Securityholder in writing of their intention to so purchase at Closing all or any portion of the remaining shares of Offered Securities. If more than one Securityholder desires to purchase the remaining shares of Offered Securities, such remaining shares shall be purchased by them in such proportions as they may agree. In the absence of agreement, each Securityholder desiring to purchase the remaining shares of Offered Securities shall be entitled to purchase up to that number of shares of such remaining Offered Securities which is equal to the product of his fully-diluted percentage ownership interest of Securities held by the Securityholders desiring to purchase the shares of remaining Offered Securities and that number of shares of remaining Offered Securities available for purchase hereunder.

                           (iii) If the Company and the Securityholders collectively elect to exercise options to purchase less than all of the shares of Offered Securities pursuant to Section 3(b)(i) and (ii) hereof, the Transferring Securityholder may (A) either proceed to Closing with respect to those shares of Offered Securities to be purchased by the Company and/or the Securityholders and require that the Company purchase any remaining shares, or (B) elect not to sell any of the shares of Offered Securities by providing notice to the Company and/or the Securityholders, as the case may be, within fifteen (15) days after the expiration of the thirty (30) day period provided in
         Section 3(b)(ii) hereof. In all of the events set forth in Section 3(b)(i) - (iii) hereof, the Offered Securities shall continue to be subject to the terms and conditions of this Agreement, and any new securityholder shall execute a counterpart to this Agreement.



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                           (iv) Any such shares of Offered Securities which are
         not so purchased pursuant to Sections 3(b)(i) - (iii) hereof by the Company and/or the Securityholders, as the case may be, may be (after first complying with the provisions of Section 7 hereof) sold by the Transferring Securityholder to the third party named in the First Offer within a period of ninety (90) days after the expiration of the thirty
         (30) day period provided in Section 3(b)(ii) hereof. Such shares of Offered Securities may be transferred to the third party named in the First Offer provided that such shares are sold at the price and on the terms set forth in the First Offer. Any shares of Offered Securities not actually sold or transferred to such third party by the Transferring Securityholder within such ninety (90) day period at the price and on the terms set forth in the First Offer shall remain subject to all of the provisions of this Agreement.

                  (c) Involuntary Transfer. If (i) any portion of a Securityholder's Securities is attached or taken in execution, or if a Securityholder applies for the benefit of a case under any provision of the Federal bankruptcy law or any other law relating to insolvency or relief of debtors, or (ii) a case or proceeding is brought against a Securityholder under any provision of the Federal bankruptcy law or any other law relating to insolvency or relief of debtors that is not dismissed within sixty (60) days after the commencement thereof, or (iii) a Securityholder makes an assignment for the benefit of creditors, or (iv) any portion of a Securityholder's Securities is made subject to a charging order, or (v) any portion of a Securityholder's Securities is transferred pursuant to a divorce decree, or (vi) any portion of a Securityholder's Securities is transferred in the event of the death (unless in accordance with the provisions of Section 3(d) hereof), mental incapacity, or dissolution, as may be appropriate, of a Securityholder, or (vii) the employment of an Executive Officer with the Company is terminated for Cause (as such term is defined below) (each such event shall be hereinafter referred to as, an "Involuntary Transfer"), such Securityholder, or his representative or guardian, if appropriate (the "Subject Securityholder"), shall give immediate written notice of the Involuntary Transfer to the Company and the other Securityholders (the "Other Securityholders"), and the Company and the Other Securityholders shall have the option, as provided in Section 3(c)(i) and (ii) hereof, to purchase any or all of the Securities subject to the Involuntary Transfer (the "Involuntary Transfer Stock") at the price and upon the terms provided in Sections 4(a) and 5 hereof in accordance with the provisions of this
Section 3(c). For the purposes of this Agreement, the term "Cause" shall mean
(i) fraud, misappropriation or embezzlement, as determined in good faith by the Board of Directors of the Company, (ii) the final, non-appealable conviction of the Executive Officer by a court of competent jurisdiction of a felony, or (iii) repeated and material breaches of the terms of the Executive Officer's written or oral employment agreement with the Company, as determined in good faith by the Company's Board of Directors, after written notice from the Company.

                           (i) The Company shall have the option, exercisable upon written notice to the Subject Securityholder, for a period of



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         forty-five (45) days following receipt by the Company of the written notice of such Involuntary Transfer, to acquire all or any of the shares of the Involuntary Transfer Stock.

                           (ii) Any such shares of the Involuntary Transfer Stock with respect to which the Company shall fail to timely exercise its option to purchase pursuant to Section 3(c)(i) hereof shall be deemed to have been offered to the Other Securityholders, who shall have the option, exercisable upon written notice to the Subject Securityholder, for a period of thirty (30) days following expiration of the forty-five (45) day period provided in Section 3(c)(i) hereof, to purchase all or any of such remaining shares of the Involuntary Transfer Stock. If more than one Other Securityholder desires to purchase the Involuntary Transfer Stock, such remaining shares shall be purchased by them in such proportions as they may agree. In the absence of agreement, each Other Securityholder desiring to purchase the remaining shares of the Involuntary Transfer Stock shall be entitled to purchase up to that number of shares of such remaining Involuntary Transfer Stock that is equal to the product of his fully-diluted percentage ownership interest of Securities held by the Other Securityholders desiring to purchase the remaining shares of the Involuntary Transfer Stock and that number of shares of Involuntary Transfer Stock available for purchase hereunder.

                           (iii) If the Company or any Other Securityholder has actual knowledge of an Involuntary Transfer by a Subject Securityholder, the Company or the Other Securityholder, as applicable, shall give written notice to such effect to the Subject Securityholder and to the Other Securityholders, and giving such written notice shall constitute the Subject Securityholder's giving written notice to the Company and to the Other Securityholders for purposes of this Section 3(c).

                           (iv) The Company, the Other Securityholders, or a combination of both, as applicable, purchasing Involuntary Transfer Stock hereunder (collectively, the "Section 3(c) Securityholders"), as the case may be, shall settle with an assignee, trustee in bankruptcy, attaching court or officer, legal guardian, personal representative or successor in interest, as the case may be, holding shares of the Involuntary Transfer Stock received in an Involuntary Transfer by taking any or all such shares in execution and paying to them the purchase price for each share as provided in Section 5 hereof, but not exceeding the Subject Securityholder's indebtedness and proper items of expense. The balance of the value of such shares of Involuntary Transfer Stock shall be distributable to the Subject Securityholder.

                  (d) Death of an Executive Officer. In the event of the death of an Executive Officer (the deceased party hereinafter being called, the "Deceased Securityholder"), such death shall be deemed to be an Involuntary Transfer and shall be subject to the provisions of Section 3(c) hereof;


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provided, however, that in the event that the Deceased Securityholder shall make a Family Transfer upon his death, either by will or by the laws of intestacy in force in the jurisdiction of his residence, then such a Family Transfer shall not be deemed an Involuntary Transfer; provided, further, that any Securities transferred by the Deceased Securityholder under this Section 3(d) shall remain subject to the provisions of this Agreement. The transferee of any Securities or rights therein under this Section 3(d) shall, as a condition precedent to the validity, and the recognition by the Company, of such Transfer, become a party to this Agreement.

         SECTION 4. PURCHASE PRICE FOR INVOLUNTARY TRANSFER.

                  (a) In the event of an Involuntary Transfer (a "Sale Event"), the purchase price for the Securities to be purchased as the result of said Sale Event shall be the fair market value of such Securities, as provided in Section 4(b) hereof, as of the date of the Sale Event.

                  (b) Fair Market Value.

                           (i) Agreement of Parties. For purposes of determining the fair market value of the Securities to be purchased pursuant to
         Section 3(c) hereof, if the Section 3(c) Securityholders or the Company, as applicable, and the Subject Securityholder, as applicable, agree in writing as to the purchase price for the Securities to be purchased as the result of a Sale Event, such agreed value shall be the fair market value of said Securities and shall be the purchase price of said Securities for purposes of this Agreement. If no agreement on the fair market value of the Securities to be purchased pursuant to Section 3(c) hereof can be reached within fifteen (15) days after the date that the last option period pursuant to which any Section 3(c) Securityholder or the Company, as applicable, elected to purchase such Securities has expired, then the fair market value of said Securities shall be determined pursuant to Section 4(b)(ii) hereof.

                           (ii) Third Party Appraisal. If the parties cannot agree on the fair market value, as set forth in Section 4(b)(i) above, of the Securities to be purchased within the period therein stated, then within seven (7) days thereafter, an appraiser or appraisers shall be jointly selected by the Subject Securityholder, on the one hand, and the Company, if it is the only Section 3(c) Securityholder, or the
         Section 3(c) Securityholders (excluding the Company) owning at least a majority in interest of the fully-diluted Securities owned by the
         Section 3(c) Securityholders (hereinafter, the "Majority Interest"), if the Section 3(c) Securityholders are comprised in whole or in part of persons or entities other than the Company, and the determination of such jointly selected appraiser or appraisers as to the "fair market value" of the Securities to be sold by the Subject Securityholder and purchased by the Section 3(c) Securityholders or the Company, as applicable, shall be binding and conclusive upon all parties. If the applicable parties are unable to reach an agreement as to an appraiser, the provisions of Section 4(b)(iii) below shall apply.




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                           For purposes of this Section 4(b)(ii), the "fair
         market value" of the Securities shall be an amount equal to the "fair market value per share of Common Stock" multiplied by the number of shares of Common Stock held by the Securityholder or issuable upon the exercise of the Warrants or conversion of the shares of Series C Preferred Stock (or issuable upon the exercise conversion of any other securities of the Company not outstanding on the date hereof) held by the Securityholder which are being sold and purchased hereunder.

                           For purposes hereof, "fair market value per share of Common Stock" shall be an amount equal to the fair market value of all of the shares of Common Stock on a fully-diluted basis as of the date of the Sale Event as determined by appraisal pursuant to this Section 4(b)(ii), divided by the total number of shares of Common Stock on a fully-diluted basis issued and outstanding as of such date.

                           (iii) Additional Appraiser. If the Subject
         Securityholder, on the one hand, and the Company or the Majority Interest, as the case may be, on the other hand, do not agree upon the selection of an appraiser or appraisers, as provided in Section 4(b)(ii) hereof within the period therein stated, then, within five (5) days after the expiration of the seven (7) day period provided for in
         Section 4(b)(ii) hereof, the Subject Securityholder and the Company or the Majority Interest, as applicable, shall deliver to the other a list of three appraisers and each of the Subject Securityholder and the Company or the Majority Interest, as applicable, shall select one (1) appraiser from the list delivered by the other by written notice to the other. If either party fails to deliver a list of appraisers or to select an appraiser from such list within said five (5) day period, the other party may select an appraiser from its list and such appraiser shall serve as the sole appraiser. Each of the appraisers so selected shall, within thirty (30) days of being selected, determine the fair market value of the Securities. If the lower of the two (2) appraisals is at least ninety percent (90%) of the higher appraisal, then the fair market value of the Securities shall be equal to the average of the two
         (2) appraisals. If the lower of the two (2) appraisals is less than ninety percent (90%) of the higher appraisal, then the two (2) appraisers shall appoint a third appraiser within seven (7) days after the end of said thirty (30) day period, and such third appraiser shall, within fifteen (15) days of being selected, determine the fair market value of the Securities. In such event, the fair market value of the Securities shall be equal to the average of (A) the third appraisal and
         (B) whichever of the first two appraisals is closest in dollar amount to the third appraisal. The determination of such appraisers shall be determinative of the fair market value of the Securities for the purposes of this Section 4, and shall be binding, final and conclusive on all parties hereto.





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                           (iv) Costs of Appraisals. All expenses incurred in
         the appraisal process shall be borne and paid equally by the Subject Securityholder, on the one hand, and the Company, on the other hand.

         SECTION 5. CLOSING. Closing (the "Closing") on the sale of any Securities sold pursuant to this Agreement shall be, unless otherwise agreed to in writing by the purchasers of such shares (the "Section 5 Securityholders") and the seller of such shares (the "Seller") or his personal or legal representative, or successor, as the case may be, held at the principal place of business of the Company thirty (30) days after the earlier of (a) the date on which an option is exercised to purchase all of the Securities offered for sale pursuant to this Agreement (or, if an election is made to sell less than all of the offered Securities, then upon the date on which an option is subsequently exercised to purchase the remaining portion of such offered Securities) or (b) if all of such Securities offered for sale are not purchased pursuant to this Agreement, the date on which the last option period to purchase such offered Securities expires (collectively, the "Closing Date"). At the Closing, (i) the Seller shall surrender the certificates representing the Securities to be transferred and any documentation reasonably requested by the Company or the
Section 5 Securityholders, as the case may be, to convey the Securities transferred, properly endorsed or executed for transfer and (ii) the Securityholder shall pay the full amount of the purchase price in cash or by any other means as agreed upon in writing by the Seller.

         SECTION 6. STOCK COVERED. Except as otherwise provided herein, the provisions of Sections 2 through 5 and Section 7 of this Agreement shall apply to all of the Securities, now owned or which may be hereinafter acquired in any manner, and any other capital stock or securities exercisable or convertible into capital stock, of the Company hereinafter acquired. The term "Securities" shall include such other acquired securities.

         SECTION 7. TAG ALONG RIGHTS; DRAG ALONG RIGHTS.

                (a) Tag Along Rights. If, at any time prior to the successful completion of a firm commitment underwritten initial public offering (the "IPO") of the Common Stock pursuant to an effective registration statement on Form S-1 (or its equivalent) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), any Securityholder (a "Selling Securityholder") desires to Transfer in a single transaction or in a series of related transactions, that number of Securities equal to ten percent (10%) or more of the total number of Securities owned by him in the aggregate and neither the Company nor the Securityholders have elected to purchase said Securities pursuant to the provisions of Section 3 hereof, then the Selling Securityholder shall give notice of such intent to the Securityholders at least twenty (20) days prior to the proposed date of such sale. Such notice shall specify the number of shares and the terms, including price, upon which such Securities are to be sold, exchanged, conveyed, or



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otherwise transferred and the proposed date of such sale, exchange, conveyance, or transfer.

                   One or more of the Securityholders may elect to participate in such sale by giving notice to the Selling Securityholder at least five (5) days prior to the date of the proposed sale. Such notice from one or more of the Securityholders shall specify the number of Securities which they propose to sell. If one or more of the Securityholders elect to participate in such sale, and give timely notice of such election in accordance with the provisions of this Section 7(a), then the Selling Securityholder shall not effect such sale unless either (i) the proposed purchaser of such shares offers to purchase from each of the Securityholders electing to participate in the sale, at the same time and on the same terms (including price) as Securities that are being purchased from the Selling Securityholder, that number of Securities on a fully-diluted basis owned by each of the electing Securityholders which bears the same proportion to the total number of Securities on a fully-diluted basis which such Securityholder beneficially owns as the number of Securities being sold by the Selling Securityholder bears to the total number of Securities owned by the Selling Securityholder, or (ii) to the extent the proposed purchaser is unwilling to purchase shares of one or more of the electing Securityholders' Securities as calculated above, then the number of shares of the electing Securityholders' Securities as so calculated, and the number of Securities of the Selling Securityholder as otherwise to be sold, shall each be reduced proportionately to equal the total number of shares to be purchased by the proposed purchaser, who will thereupon offer to purchase that number of shares of the electing Securityholders' Securities as so calculated at the same time and on the same terms (including price) as the number of Securities to be sold by the Selling Securityholder, as recalculated herein.

                   (b) Drag Along Rights. If at any time prior to the IPO, a bona fide offer (a "Bona Fide Offer") is made by an independent third party to purchase all or substantially all of the Company's assets or equity securities, then if the Bona Fide Offer is received by a Securityholder, that Securityholder shall promptly notify the Company in writing of the terms, including price, and conditions of the Bona Fide Offer. Upon receipt of the notice from the Securityholder or, if the Bona Fide Offer is received by the Company directly from the independent third party, the Company, promptly shall notify (the "Company Notice") the Securityholders in writing of the Bona Fide Offer, specifying the terms, including price, and conditions of the Bona Fide Offer. The Securityholders owning at least two-thirds (2/3) of the shares of Common Stock on a fully-diluted basis owned by all of the Securityholders on the date of the Bona Fide Offer (the "Two-Thirds Interest") shall have the option (the "Option"), for a period of thirty (30) days from the date of receipt of the Company Notice, to require the Company and the Securityholders to accept the Bona Fide Offer; provided, however, that the Company may elect instead to acquire all of the Securityholders' Securities (the "Securityholders' Equity")



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on the same terms, including price, and subject to the same conditions as specified in the Bona Fide Offer (except that the consideration payable to the Securityholders shall be cash). Any election by the Company pursuant to this
Section 7(b) shall be at the direction of a two-thirds majority of the members of the Board of Directors of the Company (the "Board")(with the Securityholders' Board representatives abstaining from any such vote to the extent that they or their affiliates are party to the Option election).

                   Should the Two-Thirds Interest desire to exercise the Option, they shall notify the Company (the "Securityholders' Notice") in writing of their exercise of the Option prior to the expiration of the aforementioned thirty (30) day period. The Company shall have thirty (30) days from the date of receipt of the Securityholders' Notice to elect whether to acquire the Securityholders' Equity or accept the Bona Fide Offer. If the Company declines to acquire the Securityholders' Equity, the Securityholders hereby agree to effect the sale of their Securities (or, if the transaction is an asset sale, to effect the asset sale) pursuant to the Bona Fide Offer.

                   If the Company elects to acquire the Securityholders' Equity, it shall consummate the acquisition of the Securityholders' Equity on or before the period expiring ninety (90) days from the date of the Company Notice. If the Company shall fail to consummate the acquisition of the Securityholders' Equity on or prior to the expiration of such period, then the Company and the Securityholders shall accept the Bona Fide Offer. If, however, the Bona Fide Offer has been withdrawn prior to such date due to the Company's inability to timely consummate the acquisition of the Securityholders' Equity, then the Securityholders shall have the election, in accordance with the procedures set forth herein, to require the Company and the Securityholders to accept the next Bona Fide Offer without the option of the Company to acquire the Securityholders' Equity in lieu of accepting the Bona Fide Offer.

                   The acquisition by the Company of the Securityholders' Equity shall be for cash consideration. If the Bona Fide Offer is accepted, the Securityholders shall be entitled to receive the same form of consideration as the Company's Other Securityholders.

         SECTION 8. REGISTRATION RIGHTS.

                (a) Certain Definitions: As used in this Section 8, the following terms shall have the following respective meanings:

                            (i) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act;

                            (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

                            (iii) "Securityholder Shares" shall mean, collectively, the shares of Common Stock held by the Securityholders and


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        issuable upon the exercise of the Warrants and conversion of the Series
        C Preferred Stock (or issuable upon the exercise or conversion of any warrants, options or convertible securities acquired after the date hereof) held by the Securityholders;

                            (iv) "Registration Expenses" shall mean the expenses so described in Section 8(f) hereof; and

                            (v) "Selling Expenses" shall mean the expenses so described in Section 8(f) hereof.

                   (b)      Demand Rights.

                            (i) At any time after the second (2nd) anniversary of the date of this Agreement, the Two-Thirds Interest on such date, may require that the Company register under the Securities Act all or a portion of their Securityholder Shares for sale in the manner specified in such notice. Notwithstanding anything to the contrary contained herein, (A) no request may be made under this Section 8(b) within one hundred and twenty (120) days after the effective date of (I) the IPO or
        (II) a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Securityholder Shares shall have been entitled to join pursuant to
        Section 8(c) or (d) hereof and in which there shall have been effectively registered at least fifty percent (50%) of the total Securityholder Shares as to which registration shall have been so requested and (B) if the demand under this Section shall relate to an IPO in which the net proceeds (the is gross proceeds to the Company as a result of such offering less the applicable underwriting discounts and commissions) equals or exceeds Twenty-Five Million Dollars ($25,000,000) and the pre-offering valuation for the Company's common equity equals or exceeds One Hundred Million Dollars ($100,000,000).

                            (ii) Following receipt of any notice of demand under this Section 8(b), the Company shall immediately notify all record holders of the Securityholder Shares from whom notice has not been received of their rights to participate in the underwritten public offering and, upon the written request from such holders within thirty
        (30) days after the giving of such notice by the Company, shall include all Securityholder Shares held by such holders in the underwritten public offering.

                            (iii) The holders of a majority of the
        Securityholder Shares to be sold in the underwritten public offering may designate the managing underwriter of such offering.

                            (iv) The Company shall be obligated to register Securityholder Shares pursuant to this Section 8(b) on not more than two
        (2) separate occasions, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering at least seventy-five percent (75%) of the total Securityholder Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto. Notwithstanding anything in this Section 8(b) to the contrary, the Company shall be entitled, upon the written advice of the managing underwriters, to reduce the number of Securities to be offered in any such public offering, pro rata in accordance with the ownership interest of each holder of Securityholder Shares to be included in the offering.

                            (v) The Company shall be entitled to include in any registration statement referred to in this Section 8(b) Securities to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Securityholder Shares to be sold. The Company will not file with the Commission any other registration statement with respect to its Securities, whether for its own account or for that of other Securityholders, from the date of receipt of a notice from requesting holders pursuant to this Section 8(b) until the completion of the period of distribution of the registration contemplated thereby.

                   (c) Incidental Registration. If the Company at any time (other than pursuant to Section 8(b) or (d) hereof) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Securityholder Shares for sale to the public), each such time it will give written notice to all holders of Securityholder Shares of its intention so to do. Upon the written request of any holder of Securityholder Shares, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Securityholder Shares (whether or not such Securityholder Shares are issued or outstanding at the time), in whole or in part (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Securityholder Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Securityholder Shares so registered. In the event that any registration pursuant to this Section 8(c) shall be, in whole or in part, an underwritten public offering of Securities, the number of Securityholder Shares to be included in such an underwriting may be reduced, in whole or in part, (pro rata among the requesting holders of Securityholder Shares based upon the number of Securityholder Shares owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of Securityholder Shares shall not be reduced below thirty percent (30%) of the aggregate number of shares offered by the Company and the requesting holders of Securityholder Shares. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 8(c) without thereby incurring any liability to the holders of Securityholder Shares.

                   (d) Registration on Form S-3. If at any time (i) a holder or holders of Securityholder Shares requests that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of all or any portion of the Securityholder Shares held by such requesting holder or holder and (ii) the Company is a registrant entitled to use Form S-3 (or any successor thereto) to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 (or any successor thereto), for public sale in accordance with the method of disposition specified in such notice, the number of Securityholder Shares specified in such notice. Whenever the Company is required by this Section 8(d) to use its best efforts to effect the registration of Securityholder Shares, each of the procedures and requirements of Section 8(b) hereof (including but not limited to the requirement that the Company notify all holders of Securityholder Shares from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 (or any successor thereto) which may be requested and obtained under this Section 12(d), except that not more than two (2) such registrations shall occur within any twelve-month period; and provided further that the requirements contained in the first sentence of Section 8(b) hereof shall not apply to any registration on Form S-3 (or any successor thereto) which may be requested and obtained under this Section 8(d).

                   (e) Registration Procedures. If and whenever the Company is required by the provisions of Section 8(b), (c) or (d) hereof to use its best efforts to effect the registration of any Securityholder Shares under the Securities Act, the Company will, as expeditiously as possible:

                            (i) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 8(b) hereof, shall be on Form S-1 or such other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in subparagraph (i) above and comply with the provisions of the Securities Act with respect to the disposition of all Securityholder Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                            (iii) furnish to each seller of Securityholder Shares and to each underwriter such number of copies of the registration statement and the prospectus included in the registration statement (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Securityholder Shares covered by such registration statement;

                            (iv) use all reasonable efforts to register or qualify the Securityholder Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Securityholder Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                            (v) use its best efforts to list the Securityholder Shares covered by such registration statement with any securities exchange on which the Securities is then listed;

                            (vi) immediately notify each seller of
        Securityholder Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                            (vii) if the offering is underwritten and at the request of any seller of Securityholder Shares, use its best efforts to furnish on the date that Securityholder Shares are delivered to the underwriters for sale pursuant to such registration: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (3) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                            (viii) make available for inspection by each seller of Securityholder Shares, upon such seller signing an appropriate confidentiality agreement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                   For purposes of Section 8(e)(i) and (ii) and of Section 8(b)(iii) and (vi) hereof, the period of distribution of Securityholder Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it (but not later than one hundred and eighty (180) days), and the period of distribution of Securityholder Shares in any other registration shall be deemed to extend until the earlier of the sale of all Securityholder Shares covered thereby and one hundred and twenty (120) days after the effective date thereof.

                   In connection with each registration hereunder, the sellers of Securityholder Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with Federal and applicable state securities laws.

                   In connection with each registration pursuant to Section 8(b), (c) or (d) hereof covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                   (f) Expenses. All expenses incurred by the Company in complying with Section 8(b), (c) and (d) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses

(including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one law firm for the sellers of Securityholder Shares, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of the Securityholder Shares are called "Selling Expenses".

                   The Company will pay all Registration Expenses in connection with each registration statement under Section 8(b), (c) or (d) hereof, except to the extent that any such Registration Expenses must be borne by the participating sellers in order to permit the sale of shares in any state under the state securities or "blue sky" laws thereof and except that the sellers shall pay such expenses in connection with the third (3rd) and all following registration requests under Section 8(d) hereof (if at least two (2) of the prior registrations under Section 8(d) have successfully been consummated or, if not consummated, were terminated due to the request of the person(s) originally requesting registration). All Selling Expenses in connection with each registration statement under Section 8(b), (c) or (d) hereof, and any Registration Expenses borne by the sellers pursuant to the preceding sentence shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers (including the Company if it shall be a participating seller) as they may agree.

                   (g)      Indemnification and Contribution.

                            (i) In the event of a registration of any of the Securityholder Shares under the Securities Act pursuant to Section 8(b),
        (c) or (d) hereof, the Company will indemnify and hold harmless each seller of such Securityholder Shares thereunder, each underwriter of such Securityholder Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several (or actions in respect thereof), to which such seller, underwriter or controlling person may become subject under the Securities Act, Exchange Act, or other Federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement (the "Registration Statement") under which such Securityholder Shares were registered or qualified under the Securities Act or applicable state securities laws pursuant to
        Section 8(b), (c) or (d) hereof, any preliminary prospectus (the "Preliminary Prospectus") or final prospectus ("Prospectus") contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in an underwriting agreement with the underwriters or any failure of the Company to perform its obligations under such underwriting agreement or under law; and will reimburse each such seller, each such underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished in writing by any such seller, any such underwriter or any such controlling person.

                            (ii) In the event of a registration of any of the Securityholder Shares under the Securities Act pursuant to Section 8(b),
        (c) or (d) hereof, each seller of such Securityholder Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter, each person who controls any underwriter within the meaning of the Securities Act and each other seller of Securityholder Shares thereunder, against any losses, claims, damages liabilities or expenses, joint or several, to which the Company or such officer, director, underwriter, controlling person or other seller may become subject under the Securities Act, Exchange Act, or other Federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the seller of the Securityholder Shares), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the seller of such Securityholder Shares contained in an underwriting agreement with the underwriters or any failure of such seller to perform its obligations under such agreement or under law; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller stated to be specifically for use in such registration statement and prospectus; provided further that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Securityholder Shares covered by such registration statement.

                            (iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to such indemnified party for contribution or otherwise other than as specifically set forth under the terms of this Section 8(g) and shall only relieve it from any liability which it may have to such indemnified party under this Section 8(g) if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent it may desire, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provisions of the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel) or (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                            (iv) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any holder of Securityholder Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8(g) provides for indemnification in such case or (B) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8(g); then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering consideration of its Securityholder Shares offered by the registration statement bears to the public offering consideration of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (1) no such holder will be required to contribute any amount in excess of the public offering price of all such Securityholder Shares offered by it pursuant to such registration statement and (2) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                   (h) Changes in Securities. If, and as often as, there is any change in the Securities by way of a Recapitalization Event, or through a merger, consolidation, reorganization, recapitalization or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Securities as so changed.

                   (i) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Securityholder Shares to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                            (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");

                            (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                            (iii) furnish to each holder of Securityholder Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Securityholder Shares without registration.

                   (j) Transfer of Registration Rights. Any Securityholder (or any valid transferee thereof) may transfer to any transferee its registration rights pursuant to this Section 8, provided that the number of Securityholder Shares as to which registration rights are transferred shall equal at least twenty percent (20%) of the Securityholder Shares originally owned by the Securityholder and provided, further, that no transfer of such rights may be made to a direct competitor of the Company.

                   (k) Termination of Registration Rights. The obligations of the Company under this Section 8 shall terminate on the fifth (5th) anniversary of the IPO.

         SECTION 9. ELECTION/REMOVAL OF DIRECTORS. Each Securityholder agrees to vote his Securities in accordance with the applicable provisions of the Articles.

         SECTION 10. SPECIFIC PERFORMANCE. Inasmuch as the Securities cannot be readily purchased or sold in the open market, irreparable damage would result in the event that the provisions of this Agreement are not specifically enforced. Therefore, the rights to, or obligations of, the parties hereto shall be enforceable in a court of equity by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies, and all other remedies provided for in this Agreement, shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         SECTION 11. ENDORSEMENT OF CERTIFICATE. Upon the execution of this Agreement, each certificate for Securities now registered or to be issued in the name of the Securityholders shall be endorsed by the Secretary of the Company as follows:

                   THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED UNDER THOSE ACTS OR IF EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

                   THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 29, 1995 BY AND AMONG U.S. VISION, INC. AND CERTAIN OF ITS SECURITYHOLDERS, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY AND IS AVAILABLE UPON REQUEST OF ANY SECURITYHOLDER WITHOUT CHARGE.

                   All certificates for any equity securities of the Company hereinafter issued to the Securityholders shall bear the same endorsement, and this Agreement shall cover all such stock.

         SECTION 12. TERM. Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and all rights and obligations hereunder shall cease, upon the earlier to occur of the termination of this Agreement as provided by applicable Maryland law or the occurrence of any of the following events:

                   (a) The written agreement of each of the then parties hereto; or

                   (b)      The cessation of the Company's business.

The provisions of this Agreement set forth in Sections 2 through 5 and Section 7 hereof, shall terminate and be of no further force and effect upon the completion of an IPO.

         SECTION 13. NOTICES. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified or registered mail to the Securityholders at their addresses in the stock records of the Company, and if to the Company at Glenn Oaks Industrial Park, Glendora, New Jersey 08029. Any party hereto may change his or its address for notice by giving notice thereof in the manner herein above provided.

         SECTION 14. MISCELLANEOUS.

                   (a) Entire Agreement, Etc. This Agreement, and the documents referred to herein, embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and may be amended, modified or canceled only by written agreement of the parties hereto. This Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the heirs, successors, assigns, and personal representatives, as the case may be, of the parties hereto. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions. In case any term of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby. Each of the parties agrees that he will consent to and approve any amendments of the Restated Articles or Bylaws of the Company which may be necessary or advisable in order to conform any of the provisions of this Agreement or any amendments hereto to applicable law. Each Securityholder further agrees to execute and deliver such documents as may be necessary in order to implement the provisions of the preceding sentence. Any amendments hereto shall be in writing and executed by each of the parties hereto.

                   (b) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which, when taken together, shall constitute one and the same instrument.

                   (c) GENDER. The use of the singular shall include the plural and the use of the masculine gender shall include the feminine and neutral genders and vice versa.

                   (d) NO RIGHT OF EMPLOYMENT. Neither this Agreement nor any purchase or sale of Securities hereunder shall create, or be construed or deemed to create, any right of employment by the Company in favor of any person.


         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


ATTEST:                                    U.S. VISION INC., INC.

/s/ George E. McHenry, Jr.             By:   /s/ William A. Schwartz, Jr.  SEAL)
-----------------------------               ------------------------------
George E. McHenry, Jr.,  Secretary              William A. Schwartz, Jr.,
                                                President and CEO


WITNESS:                                      GROTECH PARTNERS III, L.P.
                                           GROTECH III COMPANION FUND, L.P.
                                           GROTECH III PENNSYLVANIA FUND, L.P.

                                             By:    GROTECH CAPITAL GROUP, INC.,
                                                    GENERAL PARTNER


/s/                                   By:   /s/ Dennis J. Shaughnessy     (SEAL)
-----------------------------               ------------------------------
                                                     Dennis J. Shaughnessy,
                                                     Managing Director

                                 EXECUTION COPY

WITNESS:                                    GROTECH PARTNERS IV, L.P.

                                   By:      GROTECH CAPITAL GROUP IV, INC.,
                                            GENERAL PARTNER

/s/                                   By:   /s/ Dennis J. Shaughnessy     (SEAL)
-----------------------------               ------------------------------
                                            Dennis J. Shaughnessy,
                                            Managing Director


WITNESS:                              NEEDHAM CAPITAL PARTNERS, L.P.

                                   By:      NEEDHAM CAPITAL MANAGEMENT, L.P.,
                                            GENERAL PARTNER

/s/                                   By:   /s/ John C. Michaelson        (SEAL)
-----------------------------               ------------------------------
                                            John C. Michaelson, General Partner


WITNESS:                              THE PENN JANNEY FUND, INC.

/s/                                   By:   /s/ Richard M. Fox            (SEAL)
-----------------------------               ------------------------------
                                            Richard M. Fox, Executive Vice
                                            President


WITNESS:                              STOLBERG PARTNERS, L.P.

                                   By:      SGMS, L.P.,  GENERAL PARTNER

                                   By:      STOLBERG PARTNERS, INC.,
                                            GENERAL PARTNER

/s/                                   By:   /s/  Walter Scano             (SEAL)
-----------------------------               ------------------------------
                                            Walter Scano, Vice President

WITNESS:                                    M & M GENERAL PARTNERSHIP


/s/                                   By:   /s/ Richard K. McDonald       (SEAL)
-----------------------------               ------------------------------
                                            Richard K. McDonald, General Partner


WITNESS:                                    CONSTITUTION PARTNERS I, L.P.

                                   By:      RKM INVESTMENT COMPANY,
                                            GENERAL PARTNER



/s/                                   By:   /s/ Richard K. McDonald       (SEAL)
-----------------------------               ------------------------------
                                            Richard K. McDonald


WITNESS:


/s/                                   By:   /s/ Richard K. McDonald       (SEAL)
-----------------------------               ------------------------------
                                            RICHARD K. MCDONALD


WITNESS:


/s/                                   By:   /s/ WILLIAM A. SCHWARTZ.      (SEAL)
-----------------------------               ------------------------------
                                           WILLIAM A. SCHWARTZ, JR.


WITNESS:

s/                                   By:   /s/ GAYLE E. SCHMIDT           (SEAL)
-----------------------------               ------------------------------
                                           GAYLE E. SCHMIDT


WITNESS:


/s/                                   By:   /s/  GAYLE E. SCHMIDT         (SEAL)
-----------------------------               ------------------------------
                                           GEORGE E. MCHENRY, JR.

WITNESS:


/s/                                   By:   /s/  JAMES M. MCGRATH         (SEAL)
-----------------------------               ------------------------------
                                           JAMES M. MCGRATH


WITNESS:


/s/                                   By:   /s/ REID V. EIKNER            (SEAL)
-----------------------------               ------------------------------
                                           REID V. EIKNER


                                                        SHARES OF                    SHARES OF
                                     SHARES OF          SERIES C       NUMBER OF      SERIES A       NUMBER OF
                                      COMMON            PREFERRED       WARRANT      PREFERRED        OPTION        TOTAL    PERCENT
NAME OF SECURITYHOLDER                 STOCK              STOCK*         SHARES       STOCK **        SHARES         CSEs      CSEs
GROTECH PARTNERS IV, L.P.            3,100.0000         31,666.70      7,832.0000     41.1667                     10,932.00     .22
GROTECH PARTNERS III, L.P.             610.0000          6,238.50      1,543.0000      8.1101                      2,153.00     .04
GROTECH III COMPANION FUND, L.P.        66.0000            679.60        168.0000      0.8835                        234.00     .00
GROTECH III PENNSYLVANIA FUND, L.P.     38.0000            389.50         96.0000      0.5064                        134.00     .00
STOLBERG PARTNERS, L.P.              2,980.0000         30,448.70      7,531.0000     39.5833                     10,511.00     .21
PENN JANNEY FUND, L.P.                 238.0000          2,435.90        602.0000      3.1667                        840.00     .02
NEEDHAM CAPITAL PARTNERS, L.P.         119.0000          1,218.00        301.0000      1.5834                        420.00     .01
RICHARD K. MCDONALD                    357.0000          3,651.30        903.0000      4.7467                      1,260.00     .03
M&M GENERAL PARTNERSHIP                132.0000          1,348.70        333.0000      1.7533                        465.00     .01
CONSTITUTION PARTNERS I, L.P.          953.0000          9,743.60      2,409.0000     12.6667                      3,362.00     .07
WILLIAM A. SCHWARTZ, JR.               926.0000                                                      3,519.6500    4,445.65     .09
GAYLE E. SCHMIDT                        16.0000                                                      1,170.7390    1,186.74     .02
GEORGE E. MCHENRY, JR.                                                                               1,170.7380    1,170.74     .02
JAMES M. MCGRATH                        16.0000                                                      1,170.7390    1,186.74     .02
REID V. EIKNER                                                                                       1,170.7390    1,170.74     .02
PIPER & MARBURY L.L.P. AS TRUSTEE ****   5.0000                            3.55
SUBTOTAL SECURITYHOLDERS             9,556.0000         87,820.50     21,721.5520    114.1667        8,202.6050   39,471.61     .80

KEYSTONE VENTURE IV, L.P. ***        1,192.0000         12,179.50      3,012.0000     15.8334                      4,204.00     .08

TOTAL ISSUED & OUTSTANDING          13,786.0000        100,000.00     24,733.5520    130.0000       11,013.0000   49,532.55    1.00


     * The Series C Preferred Stock is convertible pursuant to the provisions of
       Section 11 of its Certificate of Designation. Assuming that no  Accrued
       Dividends are owed by the Company and the Offering Price Per Share (pre-split)
       equals $20.00, then the number of shares of   shares of Common Stock issuable
       upon the conversion of each share of Series C Preferred Stock would equal
       317.500 (post-split),   calculated as follows: [($63.50 / $20.00) x 100,000] /
       1,000 = 317.50 shares. Because the conversion ratio for the Series C Preferred
       Stock is uncertain and the Series C Preferred Stock is subject to redemption at the option of the Company, the shares of Series C Stock have not been included in the calculation of the number and percentage of Common Stock Equivalents.

    ** Non-convertible and therefore not included in the calculation of the number and percentage of Common Stock Equivalents.

   *** Not a party to the Stockholders' Agreement.

  **** FRACTIONAL SHARES HELD IN TRUST BY PIPER & MARBURY L.L.P.


                                   SHARES OF          NUMBER OF
                                    COMMON            WARRANT
NAME OF SECURITYHOLDER              STOCK             SHARES

GROTECH PARTNERS IV, L.P.           0.1699            0.2997
GROTECH PARTNERS III, L.P.          0.7492            0.0026
GROTECH III COMPANION FUND, L.P.    0.5328            0.0892
GROTECH III PENNSYLVANIA FUND, L.P. 0.1321            0.3372
STOLBERG PARTNERS, L.P.             0.9277            0.0450
PENN JANNEY FUND, L.P.              0.4746            0.4846
NEEDHAM CAPITAL PARTNERS, L.P.      0.2422            0.2547
RICHARD K. MCDONALD                 0.4623            0.0962
M&M GENERAL PARTNERSHIP             0.0377            0.5814
CONSTITUTION PARTNERS I, L.P.       0.8984            0.9384
KEYSTONE VENTURE IV, L.P.           0.3731            0.4230
SUBTOTAL SECURITYHOLDERS            5.0000            3.5520